Exhibit 99.1

Investor Release

2009 Annual Results

Unitymedia Delivers Strong Triple Play Growth

Continuing growth in New Services:

•                  New Services subscriptions up 31% on last year to 2.0 million

•                  Internet RGUs up 53%, Telephony RGUs up 61%

•                  Retail Broadband penetration now at 13% of BCS base

•                  Subscriber base 30% digital

Financial results:

•                  Cable revenue up 7% to €870 million, with New Services revenues up 35%

•                  Blended ARPU up 11% to €14.22 with 39% uplift in New Services ARPU contribution

•                  Adjusted Cable EBITDA up 13% to €446 million, 51% margin

•                  Consolidated revenue of €1.0 billion, €463 million Adjusted EBITDA, net profit of €77 million, including arena

Cologne, March 17, 2010 — Unitymedia, the second largest cable operator in Germany and an indirectly owned subsidiary of Liberty Global, Inc., today announced results for the financial year and quarter ended December 31, 2009.

Gene Musselman, Managing Director of Unitymedia, commented:

“Unitymedia achieved significant increases in the New Services subscription base, reflecting the strength of our value driven products and consumer brand. Our Unity3play product continues to drive subscriber growth, increasing retail broadband penetration of our basic cable base to 13%, up from 8% a year ago. This highlights the upsell potential of our basic cable base, offering high-speed Internet services with downstream speeds vastly superior to our DSL-based competition.

New Services growth translated into strong financial results, growing cable revenue by 7% and, with a strong cost discipline, Adjusted EBITDA by 13%. Capex was at 29% of cable revenue, reflecting strong subscriber growth as Capex continues to be over 80% demand and upgrade driven.

As a member of the Liberty Global family we are looking forward to continue to execute on the growth potential for Unitymedia. The transaction marks an exciting new phase of development as our customers will benefit from strengthened triple play competition, product innovations and access to excellent technological capabilities.”

Unitymedia Cable Business Review

	Year ended December 31,			2009/2008
(in ‘000s unless otherwise stated)	2009	2008	2007	YoY Change

Footprint
Homes Passed	8,786	8,685	8,643	1%
Homes Passed Upgraded	92%	83%	66%	9pp

Subscribers
Analogue Basic Cable	3,161	3,391	3,973	-7%
Digital Basic Cable	1,362	1,228	789	11%
Total Basic Cable Subscribers	4,523	4,619	4,762

RGUs (1)
Basic Cable	4,523	4,619	4,762	-2%
New Services	2,038	1,561	942	31%
Total RGUs	6,560	6,180	5,704	6%

New Services RGUs
Digital TV Pay (2)	491	568	456	-14%
Retail Broadband Internet	584	377	199	55%
Wholesale MMA Internet (3)	377	253	112	49%
Telephony	586	363	175	61%
Total New Service RGUs	2,038	1,561	942	31%

RGUs per BCS sub	1.45	1.34	1.20	8%

Penetration
BCS in % of Homes Passed	51%	53%	55%	-2pp
Digital in % of BCS	30%	27%	17%	4pp
Retail Broadband in % of BCS	13%	8%	4%	5pp

ARPU (€) (4)
Basic Cable ARPU (5)	10.12	9.81	9.19	3%
Incremental New Services (6)	4.10	2.95	1.84	39%
Blended ARPU	14.22	12.77	11.03	11%

Digital TV Pay	8.92	9.82	11.01	-9%
Retail Broadband Internet (7)	15.39	14.67	15.23	5%
Wholesale MMA Internet	1.58	2.43	2.35	-35%
Telephony (7)	12.62	16.13	20.69	-22%

Broadband (Retail BB Internet & Tel) (8)	28.01	30.80	35.92	-9%
Unity3play (Broadband incl. BCS) (9)	38.13	40.61	45.11	-6%

Key Financials
Cable Revenue (€m)	869.6	809.5	706.4	7%
Adjusted Cable EBITDA (11) (€m)	446.0	394.9	332.8	13%
Cable Capex (12) (€m)	251.7	231.5	171.7	9%
Consolidated Net Debt (13) (€m)	1,505.4	1,507.5	1,705.5	0%

Note: Minor differences in figures throughout this document are due to rounding. For footnote disclosure please refer to page 20

Unitymedia´s cable segment delivered 7% revenue growth, primarily driven by New Services performance, while Adjusted EBITDA increased by 13%, as the Company leveraged its existing infrastructure base and maintained a disciplined focus on costs.

New Services RGUs, comprising Internet, Telephony and Digital TV Pay offerings, increased by 31% year on year, delivering a ratio of 1.45 subscriptions for each basic cable subscriber, up 8% from a year ago. At year end, the network was 92% upgraded for bi-directional services up to the building, with in-home wiring upgrades generally on an as-needed, success-based basis.

The Digital TV Pay business continued to show underlying organic growth, offset by churn from customers subscribing to former Bundesliga packages, which was discontinued on June 30, 2009. The Company expects Bundesliga related churn to have largely occurred in 2009 with no meaningful churn expected going forward. Digitisation of its basic cable subscriber base stood at 30% at year-end, as Unitymedia continues on its strategy to migrate customers from analogue to digital access and to upsell premium content to its digital base.

Unitymedia launched a number of new products and enhanced services in 2009. On July 1, the Company launched a rebranded suite of genre based Pay TV packages, adding a fourth “Lifestyle” oriented pay TV package and including additional premium channels such as Discovery and Animal Planet to its existing packages. In its broadband business and in line with its strategy to be the speed leader, Unitymedia started offering Internet services with download speeds of up to 120 MB/s in the cities of Aachen and Cologne as of November 2009. Under Liberty Global ownership, the Company is seeking to accelerate Docsis 3.0 and HD roll-outs.

Unitymedia Cable Financial Review

	Year ended December 31,			2009/2008
(in €m, except percentages)	2009	2008	2007	YoY Change

Revenue

Basic cable services	554.5	553.5	535.8
Digital TV Pay	55.5	60.0	54.5
Internet	95.9	55.1	25.9
Telephony	72.9	51.4	26.8
Carriage fees	83.3	81.2	54.4
Installation fees	7.5	8.2	9.0
Revenue	869.6	809.5	706.4	7%

Own work capitalized	17.4	18.1	14.9
Other income	36.2	29.0	38.3

EBITDA (10)	442.7	395.7	338.8	12%
Adjusted EBITDA (11)	446.0	394.9	332.8	13%
Adjusted EBITDA Margin (15)	51.3%	48.8%	47.1%

Capital Expenditures (12)	251.7	231.5	171.7
% of Revenue	28.9%	28.6%	24.3%

Note: Beginning in the fourth quarter of 2009, we began excluding own work capitalized and other income from the denominator of our Adjusted EBITDA margin and Capex as a percentage of revenue ratios and have made these changes for all comparable periods presented. In addition, revised ratios for certain additional prior periods are presented on page 19.

Revenue

Cable revenue in the financial year ended December 31, 2009 amounted to €870 million, up 7% from €810 million year on year. The increase was primarily due to increased revenue from New Services amounting to €224 million, up 35% from €167 million year on year, partially offset by the discontinuation of retailing Bundesliga programming in the Pay TV business.

Basic cable subscription fees, including analogue and digital television access, increased slightly from €554 million for the financial year ended December 31, 2008 to €555 million for the financial year ended December 31, 2009, primarily due to the full run rate of the July 1, 2008 price increase, increased take-up of Digital TV Basic in the multi-user contract base and the acquired Primacom networks in Aachen and Wiesbaden, partially offset by churn, primarily due to previous price increases. In September 2009, Unitymedia announced a rate increase effective January 1, 2010 for certain multi-user contracts in its basic cable business, ranging from 4.9% to 9.8%, depending on the number of customers under contract. The Company expects to incur subscriber churn in the coming quarters from this price increase.

Revenue from the Internet business increased from €55 million in the financial year ended December 31, 2008 to €96 million in the financial year ended December 31, 2009, or 11% of cable revenue, primarily representing the continued strong take-up of Unity3play services in the increasingly upgraded regions.

Revenue from the Telephony business increased from €51 million in the financial year ended December 31, 2008 to €73 million in the financial year ended December 31, 2009, or 8% of cable revenue. Over 90% of Retail Broadband Internet additions also took Telephony. As expected, strong bundled broadband subscriber growth was partially offset by lower mobile and rate based international voice calls per subscriber, lower interconnection revenue from incoming calls as well as general bundled pricing and promotional campaigns, fully allocated to the Telephony business.

Revenue from the Digital TV Pay business decreased from €60 million in the financial year ended December 31, 2008 to €56 million, reflecting 6% of cable revenue for the financial year ended December 31, 2009. The decrease primarily reflects the discontinuation of Unitymedia´s Bundesliga programming as of June 30, 2009. Given the relatively high wholesale cost of Bundesliga content the loss of the related revenues did not have a material EBITDA impact. Regarding RGU development, the reported decrease in Digital TV Pay RGUs at year-end 2009 versus year-end 2008 has been affected by one-off Bundesliga churn as well as the previously disclosed elimination from our Digital TV Pay RGU count of additional smartcards that offered Digital TV Pay customers basic digital content only. Excluding the negative impacts from these two one-off effects, the underlying organic growth of Digital TV Pay RGUs with key thematic and foreign language programming as well as DVRs is intact.

ARPU

Unitymedia continues its strategy of converting €10 ARPU customers to higher ARPU customers over time. This is being achieved through upselling from basic cable services to higher value Unity3play and Digital TV Pay services as customers increasingly recognise the value of Unitymedia´s bundled products. As a result, blended monthly ARPU across all cable products was €14.22 for the financial year ended December 31, 2009, up 11% from €12.77 year on year, primarily reflecting increased incremental New Services ARPU contribution of €4.10 compared to €2.95 a year before.

Monthly basic cable service ARPU for the financial year ended December 31, 2009 was €10.12, up from €9.81 year on year, reflecting the full run rate of the July 1, 2008 price increase, ongoing take-up of Digital TV Basic in the multi-user base as well as the full incremental revenue effect from the acquired Aachen and Wiesbaden subscriber base year on year as these networks were consolidated as of September 1, 2008.

Blended Retail Broadband Internet & Telephony ARPU (Broadband ARPU) was €28.01 for the financial year ended December 31, 2009, down from €30.80 year on year, primarily reflecting lower usage based telephony charges as well as generally lower market pricing and promotional campaigns for the Unity3play lead product. These include, for example, the current 20 MBit/s Unity3play offer at €25 (including VAT) per month which increases to €30 per month after the minimum contract period. Unity3play ARPU including the average basic cable service ARPU amounted to €38.13, compared to €40.61 year on year, excluding any incremental Digital TV Pay contribution.

Adjusted Cable EBITDA

Adjusted Cable EBITDA in the financial year ended December 31, 2009 was €446 million, up 13% year on year, translating into an Adjusted Cable EBITDA margin of 51.3%.

In line with its growth strategy, Unitymedia incurred an increase in certain operating expenditures to accommodate the strong growth in New Services, such as increased investment in marketing and customer facing related personnel expenses. Other costs to service the higher number of customers, such as interconnection and ongoing customer care, have also increased with the larger customer base, offset by lower programming costs following the expiry of the rights to retail Bundesliga programming as of June 30, 2009.

Capital Expenditures

Capital expenditures for the cable segment increased from €232 million for the financial year ended December 31, 2008 to €252 million for the financial year ended December 31, 2009. Capital expenditure for 2009 corresponds to 29% of cable revenue with about 80% driven by subscriber growth and network upgrades.

Capital expenditures for the financial year ended December 31, 2009 included approximately €42 million for additional upgrades of the network to 862 MHz bi-directional standard for over 874,000 additional homes passed and €20 million for node splits. At year-end 2009, 8.1 million homes in the footprint, or 92% of the network, were upgraded for bi-directional services up to the building, with in-home wiring upgrades generally on an as-needed, success-based basis. Approximately €44 million of the capital expenditure related to customer premise equipment, primarily set-top boxes and cable modems rented as part of the digital and broadband cable offerings, and a further €70 million related to service installation and upgrade of in-home wiring where a specific retail broadband Internet or MMA contract was secured. Incremental capital expenditures such as CPE, installation or in-home wiring upgrades and the introduction of a new product are designed to ensure that minimum return on investment thresholds are met as Unitymedia continues to invest in its market growth opportunities. Third party commissions paid for digital and broadband services with minimum contract periods are capitalized under International Financial Reporting Standards as adopted by the European Union (“EU-IFRS”) and amounted to €31 million in the financial year ended December 31, 2009. Core network, maintenance and other capital expenditures amounted to €45 million in the financial year ended December 31, 2009 including €8 million for smaller third party network acquisitions.

arena Business and Financial Review

Highlights

•                  Revenue of €174 million

•                  arena Adjusted EBITDA of €17 million

•                  Approximately 57,000 arenaSAT satellite subscribers as of December 31, 2009 arena generated revenue of €174 million in the financial year ended December 31, 2009, compared to €352 million in the financial year ended December 31, 2008. The decrease in revenue was primarily due to the discontinuation of Premiere share revenue recognition and sublicense fees from Premiere (now Sky Deutschland) as well as lower subscription revenue, as the underlying Bundesliga sublicense agreement with Premiere expired at June 30, 2009. In the financial year ended December 31, 2009, arenaSAT subscribers generated an ARPU of €18.33.

The arenaSAT satellite subscriber base was at 57,000 subscribers at December 31, 2009, compared to approximately 191,000 subscribers at December 31, 2008. In line with expectations, this was primarily due to churn from customers subscribing to Bundesliga packages as arena discontinued offering Bundesliga programming as of June 30, 2009. Management expects further churn on the platform in the future and is continuing to evaluate all strategic options for the arena satellite business.

arena Financial Overview

	Year ended December 31,
(in €m)	2009	2008	2007

Revenue

Satellite revenue	27.7	65.4	78.6
Wholesale revenue	4.2	8.7	44.5
Total subscription revenue	31.9	74.1	123.1

Premiere share revenue	51.3	102.6	94.1
Sublicense revenue	90.8	172.8	82.4
Other revenue (16)	0.4	2.9	9.1
Revenue	174.3	352.4	308.6

Own work capitalised	—	—	—
Other income	3.1	13.3	8.3

EBITDA (10)	6.8	47.4	(47.4)
Adjusted EBITDA (11)	17.3	41.3	(24.2)

Capital Expenditures (12)	0.5	1.6	1.8

RGU information

arenaSAT RGUs (in ‘000s)	57	191	334
arenaSAT ARPU (17)	18.33	18.67	17.13

Profit for the Group

Profit for the Group in the financial year ended December 31, 2009 of €77 million included a capital gain of €79 million based on a share swap agreement between Unitymedia Hessen and Unitymedia GmbH exchanging previously purchased Unitymedia S.C.A shares by Unitymedia Hessen for a shareholding in Unitymedia GmbH and a €38 million non-cash gain on the valuation of prepayment options of the Unitymedia Group Notes under EU-IFRS, offset by a release of the previously recognized interest hedge reserve in the amount of €28 million. Profit for the Group in the financial year ended December 31, 2008 of €86 million included capital gains recorded in connection with the sale of the Premiere shares in the amount of €42 million as well as a €16 million gain from the nominal €251 million repurchased NRW/Hesse Notes below par value. Excluding these effects from our 2009 and 2008 results, we incurred a loss of €13 million in the financial year ended December 31, 2009, compared to a profit of €29 million during the year ended December 31, 2008, primarily due to lower EBITDA contribution from the arena segment, higher depreciation and amortization expenses as well as higher income tax expenses, offset by improved EBITDA contribution from the cable business and lower financial expenses.

Capital Resources

In funding its continuing growth Unitymedia benefits significantly from the stable, utility-like cash flows derived from its large basic cable subscriber base. As of December 31, 2009, Unitymedia had €1,699 million of long-term nominal value of outstanding indebtedness, which consisted of the following:

•                  €1,024 million under the NRW/Hesse Notes issued by Unitymedia NRW and Unitymedia Hessen in April 2006 (net of €251 million repurchased but not retired);

•                  €100 million drawn under the Senior Secured Term Loan in October 2006;

•                  €575 million under the Unitymedia Senior Notes and Unitymedia New Senior Notes;

•                  €130 million NRW/Hesse Revolving Credit Facility, which was undrawn.

Under EU-IFRS accounting, financial debt amounted to €1,690 million when deducting the foreign exchange valuation of the US$ bond and capitalized transaction costs, and adding accrued interest. As of December 31, 2009 Unitymedia had €185 million in cash and cash equivalents.

Subsequent to the Liberty Global Transaction, the Company redeemed its above mentioned indebtedness on March 2, 2010 and became issuer, together with its operating subsidiaries Unitymedia Hessen and Unitymedia NRW, of the Unitymedia 2010 Notes. Unitymedia´s outstanding nominal value indebtedness as of March 16, 2010 consisted of the following:

•                  €1,430 million under the Unitymedia 2010 Senior Secured Notes issued by Unitymedia NRW and Unitymedia Hessen;

•                  $845 million under the Unitymedia 2010 Senior Secured Notes issued by Unitymedia NRW and Unitymedia Hessen;

•                  €665 million Unitymedia 2010 Senior Notes issued by Unitymedia GmbH;

•                  €80 million Unitymedia 2010 Revolving Credit Facility, which was undrawn as of the debt pushdown on March 2, 2010 and €35 million drawn as of March 16, 2010.

Contact Details

Investor Relations	Contact for Journalists

Mario Wilhelm	Katrin Köster
Tel +49 (0)221 / 37792-196	Tel +49 (0)221 / 37792-159
Presse@unitymedia.de
Christian Fangmann

Tel +49 (0)221 / 37792-151

Investor.Relations@unitymedia.de

About Unitymedia

Unitymedia is the second largest cable operator in Germany and an indirectly owned subsidiary of Liberty Global, Inc. We provide basic cable television services and digital cable television, Internet and telephony services to our customers who reside in our upgraded network area in federal states of North Rhine-Westphalia and Hesse. Our cable network, which passes approximately 8.8 million homes, is one of the most technically advanced in Europe. In addition to this core business, we operate a digital pay TV satellite platform, arenaSAT, which is part of our arena segment. As of December 31, 2009, Unitymedia had approximately 4.5 million basic cable subscribers, 491k Digital TV Pay revenue generating units (RGUs), 961k Internet RGUs, and 586k Telephony RGUs. More information on Unitymedia can be found at http://www.unitymedia.de.

Unitymedia´s ultimate parent, Liberty Global, Inc., is the leading international cable operator offering advanced video, voice and broadband internet services and operating state-of-the-art networks across 14 countries principally located in Europe, Chile, and Australia. Liberty Global’s operations also include significant programming businesses such as Chellomedia in Europe.

This press release contains forward-looking statements, including statements regarding our future financial and/or operational plans, objectives, estimates or goals. No assurances can be given that any such statements will materialize or prove to be accurate. We caution you that forward-looking statements are not guarantees of future performance and that our actual results or any future events may differ materially from those expressed or implied by any such forward-looking statements.

General Note:

The financials and business description presented in this Investor Release generally do not include any effects of the January 28, 2010 Liberty Global Transaction or the 2010 Refinancing unless otherwise noted. Certain definitions (including definitions of subscriber metrics and performance measures), product specifications, commercial and financial policies and other relevant factors influencing our business are subject to change as a result of Unitymedia´s integration into Liberty Global, Inc.

In addition, Unitymedia’s financial condition and results of operations will be included in Liberty Global’s consolidated financial statements under accounting principles generally accepted in the United States (“U.S. GAAP”) while the Unitymedia consolidated financial statements contained in this report are prepared in accordance with EU-IFRS. There are significant differences between the U.S. GAAP and EU-IFRS presentations of Unitymedia’s consolidated financial statements.

Audited Financial and Operational Overview for the Financial Year 2009, 2008 and 2007

Income Statement Data - Unitymedia GmbH (IFRS Consolidated)

(in €m)

	Year ended December 31,
	2009	2008	2007

Revenue	1,043.9	1,161.9	999.0
Own work capitalized	17.4	18.1	14.9
Other income	38.7	41.2	44.1

Cost of materials and services	(157.3)	(145.6)	(140.1)
Personnel expenses	(117.6)	(104.7)	(104.1)
Depreciation and amortization expenses	(290.6)	(255.6)	(230.7)
Other expenses	(375.6)	(527.8)	(522.4)

EBIT	158.9	187.5	60.7

Financial income	120.4	71.3	16.3
Financial expenses	(156.9)	(153.4)	(163.2)
Income taxes	(45.7)	(19.3)	37.4

Profit/(Loss) for the period	76.7	86.1	(48.8)

Operating Metrics

(in €m)

EBITDA (10)	449.5	443.1	291.4

Adjusted EBITDA (11)	463.3	436.2	308.6
of which Unitymedia Cable	446.0	394.9	332.8
of which arena	17.3	41.3	(24.2)

Capital Expenditures (12)	252.2	233.0	173.6

Net debt (13)	1,505.4	1,507.5	1,705.5

Balance sheet - Unitymedia GmbH (IFRS Consolidated)

	Year ended December 31,
(in €m)	2009	2008	2007
ASSETS
Current assets
Cash and cash equivalents	185.0	214.9	227.1
Available for sale securities	0.0	0.0	211.6
Trade accounts receivables	35.1	77.8	69.6
Other receivables	10.5	21.6	29.8
Current tax receivables	6.5	9.5	5.5
Inventories	7.9	11.0	8.2
Prepaid expenses	3.5	9.2	15.5
Total current assets	248.5	344.0	567.3

Non current assets
Property, plant and equipment	925.5	905.5	862.5
Goodwill and other intangible assets	1,191.9	1,264.4	1,269.5
Derivative assets	39.3	0.9	15.7
Other assets	6.6	3.7	1.8
Prepaid expenses	17.3	18.3	21.9
Deferred tax assets	33.9	24.5	35.4
Total non current assets	2,214.4	2,217.2	2,207.0

TOTAL ASSETS	2,462.9	2,561.2	2,774.3

LIABILITIES
Current liabilities
Bonds and bank liabilities	38.0	72.6	45.1
Trade accounts payable	152.5	179.1	152.0
Other liabilities	55.3	51.1	81.9
Current tax liabilities	28.4	31.6	36.7
Deferred income	69.0	127.8	185.0
Short term provisions	39.8	36.7	35.8
Total current liabilities	383.0	498.9	536.4

Non current liabilities
Bonds and bank liabilities	1,652.5	1,649.8	1,887.4
Pensions and other long-term employee benefits	8.6	8.5	8.5
Derivative liabilities	48.3	26.6	22.6
Other financial liabilities	3.4	10.6	5.6
Deferred income	0.0	0.0	51.3
Deferred tax liabilities	81.5	44.4	48.0
Total non current liabilities	1,794.2	1,739.9	2,023.4

Shareholder’s equity
Subscribed capital	12.7	12.7	12.7
Capital reserves	432.1	427.1	425.3
Other reserves	0.0	(6.5)	(26.5)
Retained earnings	(159.2)	(110.9)	(196.9)
Total shareholder’s equity	285.6	322.4	214.5

TOTAL LIABILITIES AND EQUITY	2,462.9	2,561.2	2,774.3

Cash flow statement data - Unitymedia GmbH (IFRS Consolidated)

Consolidated Statement of Cash flows for the period January 1 until December 31

	Year ended December 31,
(in €m)	2009	2008	2007

Cash flow provided by operating activities

Earnings before interest and taxes (EBIT)	158.9	187.5	60.7
Depreciation and amortization expenses	290.6	255.6	230.7
Other non-cash income	(69.6)	(108.2)	(104.5)
Losses from disposals of property, plant and equipment	5.3	1.8	0.1
Decrease of inventories, trade receivables and other assets not related to investing or financing activities	60.1	25.1	1.3
Increase / (decrease) of accruals, trade payables and other liabilities not related to investing or financing activities	(6.1)	(20.0)	45.8
Income taxes paid	(20.7)	(24.8)	(5.7)
Financial income received	4.6	6.7	8.1
Financial expenses paid	(125.7)	(144.0)	(155.5)
Proceeds from disposal of available for sale securities	0.0	244.0	0.0
Cash flow provided by operating activities	297.5	423.6	81.0

Cash flow used by investing activities

Proceeds from disposal of property, plant and equipment	0.0	0.0	0.6
Proceeds from disposal of available for sale securities	0.0	42.1	0.0
Investments in available for sale securities	(45.6)	0.0	0.0
Investments in tangible fixed assets	(207.2)	(186.7)	(150.2)
Investments in intangible fixed assets	(45.0)	(39.7)	(17.3)
Reimbursement from / (investments in) the acquisition of subsidiaries	1.0	(49.1)	0.0
Cash flow used by investing activities	(296.8)	(233.4)	(166.9)

Cash flow used by financing activities

Repayment of finance lease obligations	(0.6)	(1.2)	(1.6)
Cash paid into capital reserves	0.0	0.0	0.2
Revolver / (revolver repayment)	(30.0)	30.0	0.0
Cash repayments of loans or short or long term borrowings	0.0	(231.2)	(130.0)
Cash flow used by financing activities	(30.6)	(202.4)	(131.4)

Cash and cash equivalents at the end of the period

Change in cash and cash equivalents from cash relevant transactions	(30.0)	(12.1)	(217.3)
Cash and cash equivalents at the beginning of the period	214.9	227.1	444.4

Cash and cash equivalents at the end of the period	185.0	214.9	227.1

Income Statement Data - Unitymedia Cable (IFRS Segment Reporting)

	Year ended December 31,
(in €m)	2009	2008	2007

Revenue	869.6	809.5	706.4
Own work capitalized	17.4	18.1	14.9
Other income	36.2	29.0	38.3

Cost of materials and services	(148.5)	(134.6)	(127.6)
Personnel expenses	(116.4)	(103.4)	(97.3)
Depreciation and amortization expenses	(288.6)	(250.5)	(223.2)
Other expenses	(215.6)	(222.8)	(195.9)

EBIT	154.2	145.2	115.6

Financial income	119.4	70.0	10.5
Financial expenses	(156.9)	(153.4)	(162.5)
Income taxes	(42.3)	(8.0)	29.2

Profit/(Loss) for the period	74.3	53.9	(7.2)

Financial Data - Unitymedia Cable (IFRS Segment Reporting)

	Year ended December 31,
(in €m, except percentages)	2009	2008	2007

Revenue

Basic cable services	554.5	553.5	535.8
Digital TV Pay	55.5	60.0	54.5
Internet	95.9	55.1	25.9
Telephony	72.9	51.4	26.8
Carriage fees	83.3	81.2	54.4
Installation fees	7.5	8.2	9.0
Revenue	869.6	809.5	706.4

Own work capitalized	17.4	18.1	14.9
Other income	36.2	29.0	38.3

EBITDA (10)	442.7	395.7	338.8
Adjusted EBITDA (11)	446.0	394.9	332.8
Adjusted EBITDA Margin (15)	51.3%	48.8%	47.1%

Capital Expenditures (12)	251.7	231.5	171.7
% of Revenue	28.9%	28.6%	24.3%

Income Statement Data - arena (IFRS Segment Reporting)

	Year ended December 31,
(in €m)	2009	2008	2007

Revenue	174.3	352.4	308.6
Own work capitalized	—	—	—
Other income	3.1	13.3	8.3

Cost of materials and services	(8.8)	(11.0)	(12.5)
Personnel expenses	(1.2)	(1.3)	(6.8)
Depreciation and amortization expenses	(2.1)	(5.1)	(7.4)
Other expenses	(160.6)	(306.0)	(345.1)

EBIT	4.7	42.2	(54.9)

Financial income	1.0	5.9	6.9
Financial expenses	—	(0.0)	(1.9)
Income taxes	(3.3)	(11.3)	8.2

Profit/(Loss) for the period	2.4	36.8	(41.6)

Financial and Operational Data - arena (IFRS Segment Reporting)

	Year ended December 31,
(in €m)	2009	2008	2007

Revenue

Satellite revenue	27.7	65.4	78.6
Wholesale revenue	4.2	8.7	44.5
Total subscription revenue	31.9	74.1	123.1

Premiere share revenue	51.3	102.6	94.1
Sublicense revenue	90.8	172.8	82.4
Other revenue (16)	0.4	2.9	9.1
Revenue	174.3	352.4	308.6

Own work capitalised	—	—	—
Other income	3.1	13.3	8.3

EBITDA (10)	6.8	47.4	(47.4)
Adjusted EBITDA (11)	17.3	41.3	(24.2)

Capital Expenditures (12)	0.5	1.6	1.8

RGU information

arenaSAT RGUs (in ‘000s)	57	191	334
arenaSAT ARPU (17)	18.33	18.67	17.13

Unaudited Financial and Operational Overview on Q4 2009 and 2008

Income Statement Data - Unitymedia GmbH (IFRS Consolidated)

(in €m)

	Quarter ended December 31,
	2009	2008

Revenue	224.2	316.1
Own work capitalized	1.9	4.9
Other income	11.3	17.0

Cost of materials and services	(38.7)	(38.0)
Personnel expenses	(37.6)	(29.1)
Depreciation and amortization expenses	(76.7)	(71.4)
Other expenses	(51.7)	(153.3)

EBIT	32.7	46.3

Financial income	100.5	4.0
Financial expenses	(58.8)	(39.9)
Income taxes	(69.4)	2.9

Profit for the period	5.0	13.3

Operating Metrics

(in €m)

EBITDA (10)	109.4	117.7

Adjusted EBITDA (11)	115.7	115.6
of which Unitymedia Cable	114.7	100.6
of which arena	1.0	14.9

Capital Expenditures (12)	64.3	81.9

Net debt (13)	1,505.4	1,507.5

Cash flow statement - Unitymedia GmbH (IFRS Consolidated)

Consolidated Statement of Cash flows for the period October 1 until December 31

	Quarter ended December 31,
(in €m)	2009	2008

Cash flow provided by operating activities

Earnings before interest and taxes (EBIT)	32.7	46.3
Depreciation and amortization expenses	76.7	71.4
Other non-cash income	(1.8)	(41.9)
Losses from disposals of property, plant and equipment	4.0	1.8
(Increase) / decrease of inventories, trade receivables and other assets not related to investing or financing activities	12.4	(19.7)
Increase / (decrease) of accruals, trade payables and other liabilities not related to investing or financing activities	(11.0)	11.9
Income taxes paid	(4.9)	(2.4)
Financial income received	0.1	0.7
Financial expenses paid	(15.6)	(20.5)
Proceeds from disposal of available for sale securities	0.0	0.0
Cash flow provided by operating activities	92.5	47.6

Cash flow used by investing activities

Proceeds from disposal of property, plant and equipment	0.0	0.0
Proceeds from disposal of available for sale securities	0.0	0.0
Investments in available for sale securities	(1.9)	0.0
Investments in tangible fixed assets	(55.2)	(55.6)
Investments in intangible fixed assets	(11.0)	(19.7)
Reimbursement from / (investments in) the acquisition of subsidiaries	1.0	(0.6)
Cash flow used by investing activities	(67.1)	(75.9)

Cash flow used by financing activities

Repayment of finance lease obligations	(0.0)	(1.2)
Revolver / (revolver repayment)	0.0	30.0
Cash repayments of loans or short or long term borrowings	0.0	(13.0)
Cash flow used by financing activities	(0.0)	15.8

Cash and cash equivalents at the end of the period

Change in cash and cash equivalents from cash relevant transactions	25.4	(12.4)
Cash and cash equivalents at the beginning of the period	159.6	227.3

Cash and cash equivalents at the end of the period	185.0	214.9

Income Statement Data - Unitymedia Cable (IFRS Segment Reporting)

	Quarter ended December 31,
(in €m)	2009	2008

Revenue	220.6	211.6
Own work capitalized	1.9	4.9
Other income	11.0	11.4

Cost of materials and services	(36.9)	(35.5)
Personnel expenses	(37.3)	(28.7)
Depreciation and amortization expenses	(76.5)	(70.6)
Other expenses	(51.7)	(62.7)

EBIT	31.1	30.5

Financial income	100.4	2.7
Financial expenses	(58.8)	(39.8)
Income taxes	(70.7)	6.0

Profit for the period	2.1	(0.7)

Financial Data - Unitymedia Cable (IFRS Segment Reporting)

	Quarter ended December 31,
(in €m, except percentages)	2009	2008

Revenue

Basic cable services	138.0	141.8
Digital TV Pay	12.2	15.5
Internet	27.8	18.1
Telephony	20.1	13.5
Carriage fees	20.7	20.5
Installation fees	1.7	2.2
Revenue	220.6	211.6

Own work capitalized	1.9	4.9
Other income	11.0	11.4

EBITDA (10)	107.6	101.1
Adjusted EBITDA (11)	114.7	100.6
Adjusted EBITDA Margin (15)	52.0%	47.5%

Capital Expenditures (12)	64.3	81.1
% of Revenue	29.1%	38.3%

Operational Data - Unitymedia Cable (IFRS Segment Reporting)

	Quarter ended December 31,
(in ‘000s unless otherwise stated)	2009	2008

Footprint
Homes Passed	8,786	8,685
Homes Passed Upgraded	92%	83%

Subscribers
Analogue Basic Cable	3,161	3,391
Digital Basic Cable	1,362	1,228
Total Basic Cable Subscribers	4,523	4,619

RGUs (1)
Basic Cable	4,523	4,619
New Services	2,038	1,561
Total RGUs	6,560	6,180

New Services RGUs
Digital TV Pay (2)	491	568
Retail Broadband Internet	584	377
Wholesale MMA Internet (3)	377	253
Telephony	586	363
Total New Service RGUs	2,038	1,561

RGUs per BCS sub	1.45	1.34

Penetration
BCS in % of Homes Passed	51%	53%
Digital in % of BCS	30%	27%
Retail Broadband in % of BCS	13%	8%

ARPU (€) (4)
Basic Cable ARPU (5)	10.13	10.18
Incremental New Services (6)	4.41	3.38
Blended ARPU	14.55	13.56

Digital TV Pay	8.49	9.41
Retail Broadband Internet	15.43	15.79
Wholesale MMA Internet	1.66	2.15
Telephony	11.96	13.35

Broadband (Retail BB Internet & Tel) (8)	27.38	29.14
Unity3play (Broadband incl. BCS) (9)	37.52	39.33

Key Financials
Cable Revenue (€m)	220.6	211.6
Adjusted Cable EBITDA (11) (€m)	114.7	100.6
Cable Capex (12) (€m)	64.3	81.1
Consolidated Net Debt (13) (€m)	1,505.4	1,507.5

Income Statement Data - arena (IFRS Segment Reporting)

	Quarter ended December 31,
(in €m)	2009	2008

Revenue	3.6	104.5
Own work capitalized	—	—
Other income	0.4	5.8

Cost of materials and services	(1.8)	(2.4)
Personnel expenses	(0.3)	(0.4)
Depreciation and amortization expenses	(0.2)	(0.8)
Other expenses	(0.1)	(90.9)

EBIT	1.5	15.9

Financial income	0.0	1.3
Financial expenses	—	(0.0)
Income taxes	1.3	(3.1)

Profit for the period	2.9	14.0

Financial and Operational Data - arena (IFRS Segment Reporting)

	Quarter ended December 31,
(in €m)	2009	2008

Revenue

Satellite revenue	3.2	11.1
Wholesale revenue	0.0	2.1
Total subscription revenue	3.2	13.3

Premiere share revenue	0.0	33.2
Sublicense revenue	0.4	58.0
Other revenue (16)	0.1	0.0
Revenue	3.6	104.5

Own work capitalised	—	—
Other income	0.4	5.8

EBITDA (10)	1.8	16.6
Adjusted EBITDA (11)	1.0	14.9

Capital Expenditures (12)	0.0	0.8

RGU information

arenaSAT RGUs (in ‘000s)	57	191
arenaSAT ARPU (17)	16.67	17.81

Revenue and Margin Development - Unitymedia Cable & arena (IFRS Segment Reporting)

Unitymedia Cable

	FY	FY	Q1	Q2	Q3	Q4	FY
(in €m, except percentages)	2007	2008	2009	2009	2009	2009	2009
Revenue

Basic cable services	535.8	553.5	139.5	138.8	138.2	138.0	554.5
Digital TV Pay	54.5	60.0	16.0	16.3	11.0	12.2	55.5
Internet	25.9	55.1	20.4	23.0	24.7	27.8	95.9
Telephony	26.8	51.4	15.9	17.5	19.4	20.1	72.9
Carriage fees	54.4	81.2	20.6	21.3	20.6	20.7	83.3
Installation fees	9.0	8.2	2.0	2.2	1.6	1.7	7.5
Revenue	706.4	809.5	214.5	219.1	215.4	220.6	869.6

Own work capitalized	14.9	18.1	4.9	5.4	5.2	1.9	17.4
Other income	38.3	29.0	12.7	6.4	6.1	11.0	36.2

EBITDA (10)	338.8	395.7	110.1	110.8	114.2	107.6	442.7
Adjusted EBITDA (11)	332.8	394.9	106.6	111.3	113.4	114.7	446.0
Adjusted EBITDA Margin (15)	47.1%	48.8%	49.7%	50.8%	52.6%	52.0%	51.3%

Capital Expenditures (12)	171.7	231.5	69.2	61.3	56.9	64.3	251.7
% of Revenue	24.3%	28.6%	32.3%	28.0%	26.4%	29.1%	28.9%

arena

	FY	FY	Q1	Q2	Q3	Q4	FY
(in €m)	2007	2008	2009	2009	2009	2009	2009
Revenue

Satellite revenue	78.6	65.4	10.4	9.9	4.2	3.2	27.7
Wholesale revenue	44.5	8.7	2.1	2.1	0.0	0.0	4.2
Total subscription revenue	123.1	74.1	12.5	12.0	4.2	3.2	31.9

Premiere share revenue	94.1	102.6	24.1	27.2	0.0	0.0	51.3
Sublicense revenue	82.4	172.8	42.6	47.6	0.3	0.4	90.8
Other revenue (16)	9.1	2.9	0.2	0.1	0.1	0.1	0.4
Revenue	308.6	352.4	79.3	86.8	4.5	3.6	174.3

Own work capitalized	—	—	—	—	—	—	—
Other income	8.3	13.3	1.2	0.7	0.9	0.4	3.1

EBITDA (10)	(47.4)	47.4	9.8	(5.1)	0.4	1.8	6.8
Adjusted EBITDA (11)	(24.2)	41.3	9.8	6.2	0.4	1.0	17.3

Capital Expenditures (12)	1.8	1.6	0.3	0.1	0.0	0.0	0.5

Footnotes

(1)

Revenue generating units, or “RGUs”, relate to sources of revenue, which may not always be the same as subscriber numbers. For example, one person may subscribe to two different services, thereby accounting for only one subscriber but for two RGUs.

(2)	Number of smartcards with one or more Digital TV Pay package and/or digital video recorder, including up until June 30, 2009, other additional smartcards with basic digital content only.

(3)	Multimedia Anschluss (MMA) wholesale Internet product for landlords, excluding units that upgrade to Retail Broadband Internet.

(4)

Calculated by dividing the relevant subscription revenues (excluding installation and carriage fees) for a period by the average number of relevant subscribers for that period and the number of months for that period.

(5)

Calculated as the average ARPU of all analogue and digital BCS subscribers (excluding Digital TV Pay RGUs and revenues). Includes incremental Unitymedia Aachen and Wiesbaden revenue as of September 1, 2008.

(6)	Sum of Retail Broadband Internet, wholesale MMA Internet, Telephony and Digital TV Pay revenue divided by the number of BCS RGUs in the same period.

(7)

In Q2 2008 the Company changed the manner in which it allocates ARPU generated from Broadband 2Play and Unity3play products. Prior to Q2 2008, a fixed amount of ARPU was allocated to BCS digital (in Unity3play) and Telephony (together with telephone usage charges), with the remaining ARPU allocated to Retail Broadband Internet. Beginning in the second quarter of 2008, a fixed amount of ARPU was allocated to BCS digital (in Unity3play) and Retail Broadband Internet for customers acquired after the first quarter of 2008, with the remaining ARPU (together with telephone usage charges) allocated to Telephony.

(8)	Sum of Retail Broadband Internet ARPU and Telephony ARPU.

(9)	Sum of average Basic Cable ARPU and Broadband ARPU (excluding additional Digital TV Pay ARPU).

(10)	EBITDA means earnings before interest, taxes, depreciation and amortization.

(11)

Adjusted EBITDA means earnings before interest, taxes, depreciation and amortization adjusted by certain non-recurring items and non-cash share-based expense. EBITDA and Adjusted EBITDA are non-GAAP measures as contemplated by the U.S. Securities and Exchange Commission’s Regulation G.  For related information, definitions and reconciliations, see the Investor Relations section of the Liberty Global, Inc. website (http://www.lgi.com). Liberty Global, Inc. is our ultimate parent company.

(12)

Cable Capital expenditures consist of expenditures for property, plant and equipment and intangibles (except for customer lists), and do not include financial assets. Cable Capital expenditures in 2008 do not include €49.1 million share acquisition of the Primacom networks in Aachen and Wiesbaden. Cable Capital expenditures in 2009 include €8.1 million of third party network acquisitions. Capital expenditures for arena consist of expenditures for property and equipment and intangibles, and do not include financial assets or certain start-up expenditures for arena under EU-IFRS.

(13)

Net debt is the value of bonds and bank liabilities as shown in the EU-IFRS financial statements less cash on hand. Bonds and bank liabilities exclude repurchased but not retired debt securities, foreign exchange valuation of USD bond and capitalized transaction costs and include accrued interest. Net debt is not a defined term under IFRS and may not therefore be comparable with other similarly titled measures reported by other companies.

(14)	Net of intercompany eliminations.

(15)	We define Adjusted EBITDA Margin to mean Adjusted EBITDA as a percentage of revenue.

(16)	Includes installation revenues, revenues from air-time sales (in 2007), set-top box sales and other revenues.

(17)

Calculated by dividing arenaSAT satellite subscription sales excluding public viewing revenues for a period by the average number of total arenaSAT RGU’s for that period and the number of months for that period.